Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                          (in thousands, except ratios)

                                                                      Three-month period ended
                                                                           March 31, 1999
                                                                           --------------
Net income.......................................................              $13,665

Fixed Charges

         Trustee Fees............................................                   30
         Audit Fees..............................................                    7
         Administrative Fees.....................................                   62
                                                                               -------

Total Fixed Charges..............................................                   99
                                                                               -------
Earnings before fixed charges....................................               13,764

Fixed charges, as above..........................................                   99
                                                                               -------

Ratio of earnings to fixed charges...............................               139.03
                                                                                ======